EXHIBIT  23.1

CONSENT  OF  LIEBMAN  GOLDBERG  &  DROGIN,  LLP


[Letterhead  of  Liebman  Goldberg  &  Drogin,  LLP]



Consent  of  Independent  Certified  Public  Accountant

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-62240) of Jaguar Investments, Inc. and Subsidiaries of our report dated April __, 2003, which appears in this annual report on Form 10-KSB for the year ended December 31, 2002.

/s/  Liebman  Goldberg  &  Drogin,  LLP
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Liebman  Goldberg  &  Drogin,  LLP
Garden  City,  New  York
April  15,  2003

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